Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$13,484	$20,644
Short-term investments	5,023	—
Accounts receivable and other receivables, net of allowance for doubtful accounts of $1 and $3 as of June 30, 2023 and December 31, 2022, respectively	630	1,287
Inventories, net — current	3,164	2,571
Assets held for sale	87	87
Prepaid expenses and other current assets	951	809
Total current assets	23,339	25,398
Property and equipment, net	560	704
Right of use asset	1,384	1,848
Inventories, net — noncurrent	1,297	767
Intangible assets, net	40	40
Other noncurrent assets	178	165
Total assets	$26,798	$28,922
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$2,783	$2,881
Amounts due to related parties	33	48
Operating lease liability — current	993	1,010
Other current liabilities	282	270
Total current liabilities	4,091	4,209
Operating lease liability — noncurrent	532	1,007
Common stock warrant and option liabilities	2,445	806
Other noncurrent liabilities	2,000	2,000
Total liabilities	9,068	8,022
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 1,108,432 and 616,079 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	65	65
Additional paid-in capital	284,202	278,827
Accumulated other comprehensive income	21	—
Accumulated deficit	(266,420)	(257,859)
Total stockholders’ equity	17,868	21,033
Non-controlling interest	(138)	(133)
Total stockholders' equity	17,730	20,900
Total liabilities and stockholders’ equity	$26,798	$28,922

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share data and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Product	$1,379	$2,946	$2,889	$6,116
Royalty	—	50	—	100
License	10	862	10	862
Total revenues	1,389	3,858	2,899	7,078
Operating expenses (income):
Cost of revenues	981	3,447	1,806	6,906
Research and development	391	359	750	754
Gain on sale of Verdeca	—	(1,138)	—	(1,138)
Impairment of intangible assets	—	72	—	72
Change in fair value of contingent consideration	—	(39)	—	(70)
Impairment of property and equipment	—	346	—	346
Gain on sale of property and equipment	(7)	(58)	(26)	(386)
Selling, general and administrative	3,815	4,652	8,209	9,000
Total operating expenses	5,180	7,641	10,739	15,484
Loss from operations	(3,791)	(3,783)	(7,840)	(8,406)
Interest income	207	30	405	29
Other (loss) income, net	(13)	(44)	19	(3)
Valuation loss on March 2023 PIPE	—	—	(6,076)	—
Change in fair value of common stock warrant and option liabilities	4,416	—	5,357	—
Issuance and offering costs allocated to liability classified options	—	—	(430)	(27)
Net income (loss) before income taxes	819	(3,797)	(8,565)	(8,407)
Income tax provision	(1)	—	(1)	—
Net income (loss)	818	(3,797)	(8,566)	(8,407)
Net loss attributable to non-controlling interest	(5)	(20)	(5)	(142)
Net income (loss) attributable to common stockholders	$823	$(3,777)	$(8,561)	$(8,265)
Net income (loss) per share attributable to common stockholders:
Basic and diluted	$0.61	$(6.81)	$(7.70)	$(14.90)
Weighted-average number of shares used in per share calculations:
Basic and diluted	1,358,395	554,723	1,111,915	554,700
Other comprehensive income, net of tax
Unrealized gains on available-for-sale securities	$21	$—	$21	$—
Other comprehensive income	21	—	21	—
Comprehensive income (loss) attributable to common stockholders	$844	$(3,777)	$(8,540)	$(8,265)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,566)	$(8,407)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(5,357)	—
Change in fair value of contingent consideration	—	(70)
Issuance and offering costs allocated to liability classified options	430	—
Valuation loss on March 2023 PIPE	6,076	—
Depreciation	138	277
Amortization of intangible assets	—	26
Lease amortization	357	420
Impairment of intangible assets	—	72
Gain on disposal of property and equipment	(26)	(386)
Stock-based compensation	411	583
Bad debt expense	—	37
Gain on sale of Verdeca	—	(1,138)
Write-down of inventories	192	1,515
Impairment of property and equipment	—	346
Changes in operating assets and liabilities:	—	—
Accounts receivable and other receivables	87	(1,333)
Inventories	(1,316)	1,001
Prepaid expenses and other current assets	(142)	(541)
Other noncurrent assets	(13)	15
Accounts payable and accrued expenses	(149)	(247)
Amounts due to related parties	(16)	19
Other current liabilities	12	8
Other noncurrent liabilities	—	(1)
Operating lease liabilities	(382)	(446)
Net cash used in operating activities	(8,264)	(8,250)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	37	841
Proceeds from sale of Verdeca — earn-out received	569	—
Purchases of property and equipment	(5)	(46)
Purchases of investments	(5,002)	—
Net cash used by investing activities	(4,401)	795
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, pre-funded warrants and preferred investment options from March 2023 PIPE	5,997	—
Payments of offering costs relating to March 2023 PIPE	(497)	—
Proceeds from ESPP purchases	5	4
Net cash provided by financing activities	5,505	4
Net decrease in cash and cash equivalents	(7,160)	(7,451)
Cash and cash equivalents — beginning of period	20,644	28,685
Cash and cash equivalents — end of period	$13,484	$21,234
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$1
NONCASH INVESTING AND FINANCING ACTIVITIES:
Common stock warrant liabilities reclassified to equity upon adoption of ASU 2020-06	$—	$3,392
Common stock options issued to placement agent and included in offering costs related to March 2023 PIPE	$212	$—
Warrant and option modifications included in Valuation loss on March 2023 PIPE	$404	$—
Proceeds from sale of property and equipment in accounts receivable and other receivables	$2	$51

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